Response to Item 77D



Eaton Vance Floating-Rate Municipal
Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.